UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2011

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

10000 Innovation Drive

Dayton, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Teradata Corporation (“Teradata” or the “Company”) was held on April 26, 2011. At the Annual Meeting, the holders of a total of 140,937,514 shares of the Company’s common stock entitled to vote were present in person or represented by proxy, constituting approximately 83.68% of the total shares issued and outstanding and entitled to vote at the Annual Meeting. Stockholders voted on four matters: a proposal to elect Nancy E. Cooper, David E. Kepler and William S. Stavropoulos as Class I directors, an advisory (non-binding) vote on executive compensation (a “say-on-pay” vote), an advisory (non-binding) vote on the frequency of say-on-pay votes, and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011. The number of shares voted with respect to each matter required to be reported herein was certified by an independent inspector of elections and is set forth below:

1. Election of Class I Directors for three-year terms expiring at the 2014 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified:

1a. Nancy E. Cooper

For: 125,407,352	Against: 1,752,086	Abstain: 89,625	Broker Non-Votes: 13,688,451

1b. David E. Kepler

For: 125,352,359	Against: 1,805,481	Abstain: 91,223	Broker Non-Votes: 13,688,451

1c. William S. Stavropoulos

For: 120,746,930	Against: 6,409,227	Abstain: 92,906	Broker Non-Votes: 13,688,451

2. An advisory (non-binding) vote on executive compensation.

For: 118,688,738	Against: 8,273,136	Abstain: 287,189	Broker Non-Votes: 13,688,451

3. An advisory (non-binding) vote on frequency of say-on-pay vote.

1 Year: 107,677,608	2 Years: 2,043,482	3 Years: 17,167,992	Abstain: 359,981
Broker Non-Votes: 13,688,451

Based on these results, Teradata’s Board of Directors has determined that the Company will hold an advisory (non-binding) shareholder vote on the compensation of its executives every year.

4. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011.

For: 140,403,638	Against: 408,532	Abstain: 125,344

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: May 2, 2011	By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Secretary